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CUSIP NO. 855546107


                                                                       EXHIBIT 9

                                    EXHIBIT 9

                             JOINT FILING AGREEMENT

                  The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date:  September 10, 2001           J.P. MORGAN PARTNERS (SBIC), LLC



                                    By:  /s/ Jeffery C. Walker
                                       -----------------------------------------
                                         Name:  Jeffery C. Walker
                                         Title:  President


Date:  September 10, 2001           J.P. MORGAN PARTNERS (BHCA), L.P.


                                    By:  JPMP MASTER FUND MANAGER, L.P.,
                                         ITS GENERAL PARTNER

                                    By:  JPMP CAPITAL CORP.,
                                         ITS GENERAL PARTNER



                                    By:  /s/ Jeffery C. Walker
                                       -----------------------------------------
                                         Name:  Jeffery C. Walker
                                         Title:  President


Date:  September 10, 2001           QUETZAL/J.P. MORGAN PARTNERS, L.P.


                                    By:  Quetzal/J.P. Morgan Partners (GP), LLC,
                                         it General Partner



                                    By:  /s/ Lauren M. Tyler
                                       -----------------------------------------
                                         Name:  Lauren M. Tyler
                                         Title:  Managing Member